SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2005

(Date of Report)

(Date of Earliest Event Reported)

Central European Distribution Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (610) 660-7817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2005, we entered into a First Supplemental Indenture (the “First Supplemental Indenture”), by and among ourselves, certain of our subsidiaries as guarantors (the “Guaranteeing Subsidiaries”), The Bank of New York, as trustee (the “Trustee”), and ING Bank N.V., London Branch, as note security agent (the “Note Security Agent”), which amends and supplements the Indenture, dated July 25, 2005 (the “Indenture”), among us, the guarantors named therein, the Trustee and the Note Security Agent, under which we issued on July 25, 2005 €325 million 8% Senior Secured Notes due July 25, 2012 (the “Notes”). Prior to the execution and delivery of the First Supplemental Indenture by the parties thereto, the Guaranteeing Subsidiaries were Carey Agri International-Poland Sp. z o.o., Onufry S.A., Multi-Ex S.A., Astor Sp. z o.o., Polskie Hurtownie Alkoholi Sp. z o.o., MTC Sp. z o.o., Przedsiebiorstwo Dystrybucji Alkoholi Agis S.A., Dako-Galant Przedsiebiorstwo Handlowo Produkcyjne Sp. z o.o., Damianex S.A., PWW Sp. z o.o. and Miro Sp. z o.o. Pursuant to Section 4.22(a) of the Indenture, we were required to cause Botapol Holding B.V. (“Botapol Holding”) and Bols Sp. z o.o. (“Bols”) to become Guaranteeing Subsidiaries within 10 business days of their acquisition by us. We acquired Botapol Holding and Bols on August 17, 2005, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2005. By execution and delivery of the First Supplemental Indenture, Botapol Holding and Bols became additional Guaranteeing Subsidiaries as required by such Section 4.22(a) of the Indenture. The Indenture, as modified and supplemented by the First Supplemental Indenture, is hereinafter referred to herein as the “Indenture”.

Pursuant to the First Supplemental Indenture, Botapol Holding and Bols guarantee the payment and performance of our obligations under the Notes in accordance with the terms of the Indenture. As provided for in Section 3 of the First Supplemental Indenture, the guarantee of Botapol Holding will not be assumed to the extent that it would constitute unlawful financial assistance within the meaning of the Dutch Civil Code.

Pursuant to the terms of the Indenture, we and our subsidiaries that own the capital stock of Botapol Holding and Bols will pledge such capital stock to the Note Security Agent as security for the guarantees issued by such subsidiaries within 20 business days of the acquisition of Botapol Holding. On August 18, 2005, the capital stock of the Guaranteeing Subsidiaries that were Guaranteeing Subsidiaries prior to the execution and delivery of the First Supplemental Indenture was pledged to the Note Security Agent as security for the guarantees issued by the subsidiaries which own the capital stock of such Guaranteeing Subsidiaries.

The foregoing description does not purport to be a complete description of the terms of the First Supplemental Indenture and is qualified in its entirety by the terms of the First Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

4.1	First Supplemental Indenture, dated August 31, 2005, by and among Central European Distribution Corporation, as Issuer, Carey Agri International-Poland Sp. z o.o., Onufry S.A., Multi-Ex S.A., Astor Sp. z o.o., Polskie Hurtownie Alkoholi Sp. z o.o., MTC Sp. z o.o., Przedsiebiorstwo Dystrybucji Alkoholi Agis S.A., Dako-Galant Przedsiebiorstwo Handlowo Produkcyjne Sp. z o.o., Damianex S.A., PWW Sp. z o.o. and Miro Sp. z o.o., as Initial Guarantors, Botapol Holding B.V. and Bols Sp. z o.o., as Additional Guarantors, The Bank of New York, as Trustee, and ING Bank N.V., London Branch, as Note Security Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2005	Central European Distribution Corporation

	By:	/s/ James Archbold
	Name:	James Archbold
	Its:	Secretary